UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2011

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 5, 2011, USA Technologies, Inc. (the “Company”) suspended George R. Jensen, Jr., as the Chairman and Chief Executive Officer of the Company pending the ongoing investigation by the Audit Committee of the Board of Directors of postings by Mr. Jensen concerning the Company made on an Internet message board. During such suspension, Mr. Jensen has continued to receive the compensation and benefits provided for under his employment agreement. The Company believes that Mr. Jensen’s actions do not impact or have an effect on the historical financial results or audited financial statements of the Company. While the investigation is continuing, the Company has had discussions with Mr. Jensen about, and anticipates that Mr. Jensen will in the near future be, resigning his positions as Chairman, Chief Executive Officer and Board member of the Company.

(c) On October 5, 2011, the Company appointed Stephen P. Herbert, age 48, as interim Chief Executive Officer and Chairman. Since August 1999, Mr. Herbert has been the President and Chief Operating Officer of the Company, and will retain these roles. Mr. Herbert has been an officer and Director of the Company since 1996.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: October 12, 2011	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Interim Chief Executive Officer